EXHIBIT (23)(b)





   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 26, 1996 included or incorporated by reference in CMS Energy Corporation's Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.



                                        /s/ Arthur Andersen LLP

Detroit, Michigan,
  December 3, 1996.